EXHIBIT 99.1




                       AMERICAN NATURAL ENERGY CORPORATION
                           7030 South Yale, Suite 404
                              Tulsa, Oklahoma 74136
                       Tel: 918-481-1440 Fax: 918-481-1473



 AMERICAN NATURAL ENERGY CORPORATION ANNOUNCES COMMON SHARES SUBSCRIPTION RIGHTS

Tulsa, Oklahoma, June 16, 2004. American Natural Energy Corporation ("ANEC") (TSX Venture:ANR.U) announced that it has filed a draft rights offering circular with Canadian regulatory authorities and a registration statement with the U.S. Securities and Exchange Commission for an offering of its shares of common stock to its stockholders pursuant to transferable rights proposed to be issued. The subscription rights will provide for holders of shares of ANEC common stock as of a record date to be established to receive the right to buy one share of stock, at a price equivalent to 75% of the closing price of ANEC stock on the TSX Venture Exchange on Monday, June 14, 2004, for each four shares owned as of the record date. The stock closed at US$0.31 on Monday June 14, 2004 and the per share subscription price is intended to be US$0.24. The record date for the offering is intended to be the close of business the day before the offering commences. The rights offering, if fully subscribed, will raise approximately US$1.6 million of additional equity for ANEC and the net proceeds are intended to be used for ANEC's drilling activities, including the re-drill of the ExxonMobil Fee No. 2 well, in its ExxonMobil joint development project in Bayou Couba, St. Charles Parish, Louisiana. Under Canadian securities legislation, the rights offering may not proceed until the Canadian regulatory authorities, including the TSX Venture Exchange, have reviewed the circular and any comments of such authorities on the circular and the offering have been addressed by ANEC. The commencement of the rights offering is further subject to the effectiveness of the registration statement filed with the U.S. Securities and Exchange Commission.

Subscribing shareholders will also have over-subscription rights for any rights not exercised by shareholders. If at least 85% of the shares offered are sold, Michael Paulk, CEO and a director of ANEC, and Steven Ensz, CFO and a director of ANEC have agreed to purchase at the subscription price of US$0.24 such number of remaining shares offered as may be required to sell the entire subscription offering, subject to any regulatory approvals.

ANEC is a Tulsa, Oklahoma based independent exploration and production company with operations in St. Charles Parish, Louisiana. For further information please contact Michael Paulk, CEO at 918-481-1440 or Steven P. Ensz, CFO at 281-367-5588.

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The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

This press release does not constitute an offering of securities for sale in any jurisdiction. The offering will be made only pursuant to a prospectus filed with the registration statement when it is declared effective. The offering will not be made in any jurisdiction wherein such offering would be unlawful.

This Press Release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of ANEC, its directors, or its officers with respect to the future business, well drilling and operating activities and performance of ANEC. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, among others, the levels of and fluctuations in the prices for natural gas and oil and the demand for those commodities and the outcome of ANEC's development and exploration activities, including the success of its current well drilling activities. Important additional factors that could cause such differences are described in ANEC's periodic reports and other filings made with the Securities and Exchange Commission and may be viewed at the Commission's Website at www.sec.gov.
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